Exhibit 21.1
SUBSIDIARIES OF CHEVRON CORPORATION*
At December 31, 2005

State or County
Name of Subsidiary	in Which Organized

Bermaco Insurance Company Limited	Bermuda
Cabinda Gulf Oil Company Limited	Bermuda
Caltex New Zealand Limited	New Zealand
Caltex Oil (Pakistan) Limited	Bahamas
Caltex Oil (Thailand) Limited	Bahamas
Caltex (Philippines) Inc.	Philippines
Chevron Asiatic Limited	Delaware
Chevron Australia Pty Ltd.	Australia
Chevron Australia Transport Pty Ltd.	Australia
Chevron Brasil Ltda.	Brazil
Chevron Canada Capital Company	Nova Scotia
Chevron Canada Finance Limited	Canada
Chevron Canada Limited	Canada
Chevron Capital Corporation	Delaware
Chevron Capital U.S.A. Inc.	Delaware
Chevron Caspian Pipeline Consortium Company	Delaware
Chevron Credit Bank, N.A.	Utah
Chevron Environmental Management Company	California
Chevron Environmental Services Company	Delaware
Chevron Equatorial Guinea Ltd.	Bermuda
Chevron Finance Company	Delaware
Chevron Geothermal Indonesia, Ltd.	Bermuda
Chevron Global Energy Inc.	Delaware
Chevron Global Power Generation	Pennsylvania
Chevron Global Technology Services Company	Delaware
Chevron International (Congo) Limited	Bermuda
Chevron International Exploration and Production Company	Pennsylvania
Chevron LNG Shipping Company Limited	Bermuda
Chevron Nigeria Deepwater A Limited	Nigeria
Chevron Nigeria Deepwater B Limited	Nigeria
Chevron Nigeria Deepwater C Limited	Nigeria
Chevron Nigeria Deepwater D Limited	Nigeria
Chevron Nigeria Limited	Nigeria
Chevron Oil Congo (D.R.C.) Limited	Bermuda
Chevron Oronite Company LLC	Delaware
Chevron Oronite Pte. Ltd.	Singapore
Chevron Oronite S.A.	France
Chevron Overseas (Congo) Limited	Bermuda
Chevron Overseas Company	Delaware
Chevron Overseas Petroleum Brasil Limitada	Brazil
Chevron Overseas Petroleum Limited	Bahamas
Chevron Overseas Pipeline (Cameroon) Limited	Bahamas
Chevron Overseas Pipeline (Chad) Limited	Bahamas
Chevron Petroleum Chad Company Limited	Bermuda
Chevron Petroleum Company	New Jersey
Chevron Petroleum Limited	Bermuda
Chevron Pipe Line Company	Delaware
Chevron San Jorge S.R.L.	Argentina
Chevron Synfuels Limited	Bermuda
Chevron Thailand Exploration and Production, Ltd.	Bermuda
Chevron Thailand Inc.	Delaware
Chevron Transport Corporation Ltd.	Bermuda
Chevron United Kingdom Limited	England
Chevron U.S.A. Holdings Inc.	Delaware
Chevron U.S.A. Inc.	Pennsylvania
ChevronTexaco Capital Company	Nova Scotia

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State or County
Name of Subsidiary	in Which Organized

ChevronTexaco International Petroleum Company	Delaware
ChevronTexaco UK Limited	England and Wales
Four Star Oil & Gas Company	Delaware
Fuel and Marine Marketing LLC	Delaware
Getty Mining Company	Delaware
Heddington Insurance Limited	Bermuda
HUTTS, LLC	Delaware
Insco Limited	Bermuda
PT. Chevron Pacific Indonesia	Indonesia
Saudi Arabian Texaco Inc.	Delaware
Texaco Block B South Natuna Sea Inc.	Liberia
Texaco Britain Limited	England and Wales
Texaco Capital Inc.	Delaware
Texaco Capital LLC	Turks and Caicos Islands
Texaco Captain Inc.	Delaware
Texaco Inc.	Delaware
Texaco Investments (Netherlands) Inc.	Delaware
Texaco Limited	England and Wales
Texaco Natural Gas Inc.	Delaware
Texaco Nederland B.V.	Netherlands
Texaco North Sea U.K. Limited	Delaware
Texaco Overseas Holdings Inc.	Delaware
Texaco Raffinaderij Pernis B.V.	Netherlands
Texaco Venezuela Holdings (I) Company	Delaware
The Pittsburg & Midway Coal Mining Co.	Missouri
Traders Insurance Limited	Bermuda
TRMI Holdings Inc.	Delaware
Union Oil Company of California	California
Unocal Corporation	Delaware
Unocal Energy Trading Inc.	Delaware
Unocal International Corporation	Nevada
Unocal Pipeline Company	California
West Australian Petroleum Pty Limited	Western Australia

*	All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2005.

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